As filed with the Securities and Exchange Commission on September 10, 2008

Registration No. 2-72124

2-85698

2-91432

2-97280

33-11790

33-37319

33-37323

33-55613

33-59005

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2 TO

FORM S-8 REGISTRATION STATEMENT No. 2-72124

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT No. 2-85698

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT No. 2-91432

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT No. 2-97280

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT No. 33-11790

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT No. 33-37319

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT No. 33-37323

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT No. 33-55613

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT No. 33-59005

UNDER

THE SECURITIES ACT OF 1933

MILLIPORE CORPORATION

(Exact name of registrant as specified in its charter)

Massachusetts	04-2170233
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

290 Concord Road, Billerica, MA	01821
(Address of Principal Executive Offices)	(Zip Code)

1975 COMBINED STOCK OPTION PLAN

PARTICIPATION AND SAVINGS PLAN

1984 EMPLOYEES’ STOCK PURCHASE PLAN

1985 COMBINED STOCK OPTION PLAN

1989 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS

1995 EMPLOYEES’ STOCK PURCHASE PLAN

(Full title of the plan)

Jeffrey Rudin, Esquire

Millipore Corporation

290 Concord Road

Billerica, Massachusetts 01821

(Name and Address of Agent for Service of Process)

(978) 715-4321

(Telephone Number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer  ☒    Accelerated filer  ☐     Non-accelerated filer  ☐    Smaller reporting company  ☐

(Do not check if a smaller reporting company)

DEREGISTRATION OF SECURITIES

Pursuant to Item 512(a)(3) of Regulation S-K, these Post-Effective Amendments relate to the following Registration Statements on Form S-8 (collectively, the “Registration Statements”) of Millipore Corporation (the “Registrant”) and are filed in order to deregister the shares of the Registrant’s common stock, par value $1.00 per share, and other securities remaining unsold under such Registration Statements:

Filing Date	Shares	Plan	File No.
May 5, 1981	350,000	1975 Combined Stock Option Plan	2-72124
Aug. 19, 1983	50,000	Participation and Savings Plan (401(k))	2-85698
June 15, 1984	200,000	1984 Employees’ Stock Purchase Plan	2-91432
May 15, 1985	325,000	1975 Combined Stock Option Plan	2-97280
Feb. 25, 1987	1,500,000	1985 Combined Stock Option Plan	33-11790
Oct. 19, 1990	1,500,000	1985 Combined Stock Option Plan	33-37319
Oct. 19, 1990	100,000	1989 Stock Option Plan for Non-Employee Directors	33-37323
Sep. 23, 1994	1,000,000	1985 Combined Stock Option Plan	33-55613
May 2, 1995	200,000	1995 Employees’ Stock Purchase Plan	33-59005

The offerings contemplated by each of the Registration Statements have terminated. Accordingly, the Registrant hereby files these Post-Effective Amendments to the Registration Statements to deregister all securities originally registered under the Registration Statements to the extent such securities remain unsold thereunder. Upon the effectiveness of these Post-Effective Amendments to the Registration Statements, all such securities shall be removed from registration.

As no securities are being registered herein, the sole purpose being to terminate and deregister, the disclosure requirements for exhibits under Regulation S-K Item 601 are inapplicable to this filing.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused these Post-Effective Amendments to the Registration Statements on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Billerica, Commonwealth of Massachusetts, on the 10th day of September, 2008.

MILLIPORE CORPORATION

By:	/s/ JEFFREY RUDIN
Name:	Jeffrey Rudin
Title:	Vice President and General Counsel